EXHIBIT 10(vi)

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is dated as of the 1st day of April, 2006 (hereinafter referred to as the “Agreement”) by and between Healthbridge, Inc., a Texas corporation maintaining its principal offices at 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2 (hereinafter referred to as the “Client”) and Eastgate Associates Ltd., a New York corporation maintaining its principal offices at 114 Old Country Road, Mineola, New York, 11501 (hereinafter referred to as the “Company”).

        W I T N E S S E T H:

WHEREAS, the Company is engaged in the business of providing public companies with financial advisory and investor relations services; and

WHEREAS, the Client wishes to retain the Company for the provision of financial advisory and investor relations services.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I.     Engagement of Company. The Client herewith engages the Company and the Company agrees to render to the Client services as requested by the Client.

    A.        The consulting services to be provided by the Company shall include, but are not limited to, financial advisory services and investor relations services. The Client acknowledges that the Company’s ability to relate information regarding the Client’s activities is directly related to the information provided by the Client to the Company.

    B.        The Client acknowledges that the Company will devote such time as is reasonably necessary to perform services for the Client, having due regard for the Company’s commitments and obligations to other businesses for which it performs consulting services.

II.     Compensation. For the services to be rendered and performed by the Company during the term of the Agreement, the Client shall pay to the Company the sum of $80,000 per quarter, paid in advance of services rendered for each quarter on or before the first day of each quarter.

III.     Term and Termination. This Agreement shall continue for a period of two quarters commencing April 1, 2006, and terminating September 30, 2006. Either party hereto shall have the right to terminate this Agreement upon 15 days prior written notice to the other party.

IV.     Treatment of Confidential Information. The Company shall not disclose, without the consent of the Client, any financial and business information concerning the business, affairs, plans and programs of the Client which are delivered by the Client to the Company in connection with the Company’s services hereunder, provided such information is plainly and prominently marked in writing by the Client as being confidential (the “Confidential Information”). The Company will not be bound by the foregoing limitation in the event (A) the Confidential Information is otherwise disseminated and becomes public information, or (B) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

V.     Representation by the Company of other clients. The Client acknowledges and consents to the Company rendering consulting services to other clients of the Company engaged in the same or similar business as that of the Client.

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VI.     Indemnification by the Client as to Information Provided to the Company. The Client acknowledges that the Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by the Client’s officer, directors, agents and/or employees. The Client agrees to indemnify, hold harmless and defend the Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by the Client to the Company.

VII.     Independent Contractor. It is expressly agreed that the Company is acting as an independent contractor in performing its services hereunder. The Client shall carry no workers compensation insurance or any health or accident insurance on the Company or consultant’s employees. The Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

VIII.     Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

IV.     Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

X.     Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

XI.     Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

XII.     Law to Govern; Forum for Disputes. This Agreement shall be governed by the laws of the State of Texas without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the City of Austin shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement. In the event of delinquent fees owed to the Company, the Client will be responsible for pay for all fees associated with the collection of these fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

         "Company"                                            "Client"

         Eastgate Associates Ltd.                             Healthbridge, Inc.

         By:      /s/ Steven Jaloza                  By:      /s/ Nora Coccaro
                  Steven Jaloza, President                    Nora Coccaro, CEO
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